Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333- 151664 on Form F-3 of our report dated February 27, 2008, relating to the consolidated financial statements of Quintana Maritime Limited, appearing in the Current Report on Form 6-K of Excel Maritime Carriers Ltd. filed on June 6, 2008 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte.Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece

September 25, 2008